SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                         ______________________________

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                               September 25, 2001

                             INSIGHTFUL CORPORATION
                             ----------------------
             (Exact name of Registrant as specified in its charter)



           Delaware                 02-020992           04-2842217
           --------                 ---------           ----------
  (State or other jurisdiction     (Commission        (IRS Employer
      of Incorporation)            File number)     Identification No.)


    1700 Westlake Ave N. #500
        Seattle, Washington                        98109-3044
       --------------------                        ----------
      (Address of principal                        (Zip Code)
        executive offices)

                                 (206) 283-8802
                                 --------------
               Registrant's telephone number, including area code

Item  5.  Other  Events
-----------------------

This Amendment No. 1 to the Current Report on Form 8-K dated September 25, 2001 of Insightful Corporation relates to Insightful's acquisition of Predict AG, a corporation formed under the laws of Switzerland, pursuant to a Sale and Purchase Agreement dated as of September 12, 2001, by and among Insightful and the shareholders of Predict AG. The purpose of this amendment is to provide the financial statements of Predict AG required by Item 7(a) of Form 8-K and the pro forma financial information required by Item 7(b) of Form 8-K, which information was excluded from the original filing in reliance upon Item 7(a)(4) of Form 8-K.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------


Predict AG                                                                  Page

(a)  FINANCIAL  STATEMENTS  OF  BUSINESS  ACQUIRED

PREDICT  AG  AUDITED  FINANCIAL  STATEMENTS
   (i) Report of Inter Regio Treuhand AG, Independent Auditors                 3
  (ii) Balance Sheet as of December 31, 2000                                   4
 (iii) Income Statement From January 1 to December 31, 2000                    5
  (iv) Cash Flow Statement From January 1 to December 31, 2000                 6
   (v) Notes to Financial Statements for the year ended 31st December, 2000    7

PREDICT  AG  CONDENSED  FINANCIAL  STATEMENTS  (UNAUDITED)
   (i) Balance Sheets as of June 30th, 2001                                    8
  (ii) Statements  of  Operations for the six months ended                     9
       June 30, 2001 and 2000
 (iii) Statements  of Cash Flows for the six months ended
       June 30, 2001 and 2000                                                 10
  (iv) Notes to Financial Statements for the six months ended
       June 30, 2001 and 2000                                                 11

(b)  PRO  FORMA  FINANCIAL  INFORMATION  (unaudited)

PRO  FORMA  COMBINED  CONDENSED  CONSOLIDATED  FINANCIAL  STATEMENTS
  (i) Pro Forma Combined Condensed Consolidated Balance Sheet
      as of June 30, 2001                                                     13
 (ii) Pro  Forma Combined Condensed Consolidated Statement
      of Operations for the year ended December 31, 2000                      14
(iii) Pro Forma Combined Condensed Consolidated Statement
      of Operations for the six month period ended June 30, 2001              15
 (iv) Notes  to  Pro  Forma Combined Condensed Consolidated
      Financial Statements                                                    16

(c)  SIGNATURES                                                               18

(d)  EXHIBITS                                                                 19

INDEPENDENT  AUDITORS'  REPORT

Report of the statutory auditors
to the General Meeting of shareholders
of Predict Ltd.

4153  Reinach

Basel, April 9th, 2001


As statutory auditors, we have audited the accounting records and the financial statements (balance sheet, income statement and notes) of Predict Ltd. for the year ended December 31, 2000.

These financial statements are the responsibility of the board of directors. Our responsibility is to express an opinion on these financial statements based on our audit. We confirm that we meet the legal requirements concerning professional qualification and independence.

Our audit was conducted in accordance with auditing standards promulgated by the Swiss profession, which require that an audit be planned and performed to obtain reasonable assurance about whether the financial statements are free from material misstatement. We have examined on a test basis evidence supporting the amounts and disclosures in the financial statements. We have also assessed the accounting principles used, significant estimates made and the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accounting records and financial statements and the proposed appropriation of available earnings comply with the Swiss law and the company's articles of incorporation.

We recommend that the financial statements submitted to you be approved.

INTER  REGIO  TREUHAND  AG

Matthias Scherrer                                     Max Muller
Swiss Cert. Accountant                                Swiss Cert. Fiduciary
Auditor in charge

PREDICT AG
BALANCE SHEET AS OF DECEMBER 31, 2000
STATED IN SWISS FRANCS (CHF)
(in thousands)


ASSETS                                              CHF
                                                  --------
  Cash                                                776
  Accounts Receivable - Customers                     270
  Reserve for Bad Debts                               (21)
  Receivable from Shareholders                         18
  Other Receivables                                    25
                                                   -------

    Total Current Assets                            1,068

PROPERTY AND EQUIPMENT, NET
  Furniture & Fixtures                                 31
  Computer Equipment                                   94
  Software                                              3

  Deposits                                              1
                                                   -------
    Total Assets                                    1,197
                                                   =======

LIABILITIES
  Accounts Payable                                     93
  Accounts Payable - Social Security                  289
  Customer Prepayments                                 12
  Accounts Payable - VAT                               77
  Accrued Liabilities                                 257
                                                   -------

    Total Current Liabilities                         728

STOCKHOLDERS' EQUITY
  Common Stock                                        100
  Profit Participation Certificate Capital            200
  Legal Reserve                                        10
  Retained Earnings                                   159

   Total Stockholders Equity                          469
                                                   -------
    Total Liabilities and Stockholders' Equity      1,197
                                                   =======

The accompanying notes are an integral part of these financial statements.

PREDICT AG
INCOME STATEMENT
FROM JANUARY 1 TO DECEMBER 31, 2000
STATED IN SWISS FRANCS (CHF)
(in  thousands)


                                           CHF
                                        -------
Proceeds from Service                    3,544
Reversal/Establishment Bad Debt Reserve      8
External Business Fees                    (125)
                                        -------

    TOTAL OPERATING INCOME               3,427

Personnel Expenses                       3,128
Facility Expenses                           44
Repairs & Maintenance                       38
Vehicle Expenses                           130
Vehicle Leasing Expenses                    64
Insurance and Other Fees                    17
Administrative Expenses                    117
Marketing and Advertising                  122
Depreciation                                80
                                        -------

    TOTAL OPERATING EXPENSES             3,740

    OPERATING LOSS BEFORE FINANCING,
    ACCRUAL REVERSALS AND TAXES           (313)

Currency Translation Adjustment            (12)
Extraordinary Income                         1
Reversal of Development Costs Accruals     400
Taxes                                      (27)
                                        -------

    NET INCOME                              49
                                        =======

The accompanying notes are an integral part of these financial statements.

PREDICT AG
CASH FLOW STATEMENT
FROM JANUARY 1 TO DECEMBER 31, 2000
STATED IN SWISS FRANCS (CHF)
(in thousands)



                                                    CHF
                                                  ------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                         49

  Adjustments to reconcile net income to net cash
  provided by operating activities-
    Depreciation                                     80
    Changes in current assets and liabilities
      Accounts and other receivables                447
      Accounts payable                               16
      Accrued expenses                             (205)
      Customer prepayments                         (337)
                                                  ------

       NET CASH PROVIDED BY OPERATING ACTIVITIES     50
                                                  ------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment            (117)
                                                  ------

       NET CASH USED IN INVESTING ACTIVITIES       (117)
                                                  ------

       NET CASH PROVIDED BY FINANCING ACTIVITIES      0
                                                  ------

NET DECREASE IN CASH AND CASH EQUIVALENTS           (67)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR        843
                                                  ------

CASH AND CASH EQUIVALENTS, END OF YEAR              776
                                                  ======

The accompanying notes are an integral part of these financial statements.

NOTES TO THE FINANCIAL STATEMENTS AS AT DECEMBER 31, 2000


                                                                         2000
                                                                         CHF
                                                                      ---------
1.  LEASEHOLD LIABILITIES (SWISS CODE 663, PAR. 3)
          Vehicles                                                    160,632.00
2.  FIRE INSURANCE VALUE OF FIXED ASSETS (SWISS CODE 663, PAR. 4)
          Equipment                                                   150,000.00
3.  OWN  SHARES  (SWISS  CODE  663b  PAR.  10)
          In the year 2000, 10,000 shares and profit participation-certificates have been bought of an average cost of CHF 10.00 per title. In the same period these titles have been sold at an average price of CHF
          10.00  per  title.



PROFIT BROUGHT FORWARD

                                                                         2000
                                                                         CHF
                                                                     -----------
Profit brought forward                                               120,134.89
Allocation to legal reserve                                          (10,000.00)
Profit of the year                                                    49,027.23
                                                                     -----------
PROFIT BROUGHT FORWARD                                               159,162.12




THE BOARD OF DIRECTORS PROPOSES THE FOLLOWING PROFIT ALLOCATION:

                                                                     PROPOSAL BY
                                                              BOARD OF DIRECTORS
                                                              ------------------
20% Dividend on share and profit part.-certificates                    60,000.00
Allocation to legal reserve                                            10,000.00
Carried forward                                                        89,162.12
                                                              ------------------
TOTAL                                                                 159,162.12

                        PREDICT AG
                      BALANCE  SHEET
                      (in thousands)

                                                     JUNE 30,
                                                      2001
                                                   (UNAUDITED)
                                                  ------------
Current Assets:
  Cash and cash equivalents                       $       243
  Accounts receivable                                     286
  Other receivables                                        30
                                                  ------------
    Total current assets                                  559
                                                  ------------
Property and Equipment, net                                99

Other Assets                                                1
                                                  ------------

                                                  $       659
                                                  ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                                $        71
  Accrued expenses and other current liabilities          126
  Deferred revenue                                         11
                                                  ------------
    Total current liabilities                             208
                                                  ------------
Stockholders' Equity:
  Common stock                                             63
  Additional paid-in capital                              125
  Retained Earnings                                       294
  Cumulative translation adjustment                       (31)
                                                  ------------
    Total stockholders' equity                            451
                                                  ------------
                                                  $       659
                                                  ============

The accompanying notes are an integral part of these financial statements.

                             PREDICT AG
                      STATEMENTS OF OPERATIONS
                           (in thousands)

                                         SIX MONTHS ENDED JUNE 30,
                                         -------------------------
                                            2001          2000
                                         (UNAUDITED)   (UNAUDITED)
                                         -----------  ------------
Professional services revenue            $     1,309   $    1,013

Cost of Professional services revenue:           577          447
                                         -----------  ------------
     Gross profit                                732          566
                                         -----------  ------------
Operating Expenses:
  Sales and marketing                            317          375

  General and administrative                     239          283
                                         -----------  ------------
     Total operating expenses                    556          658
                                         -----------  ------------
     Income (loss) from operations               176          (92)

Interest and Other Income (Expense)               13           (4)

Interest Expense                                   4            0
                                         -----------  ------------
     Income (loss) before provision
     for income taxes                            185          (96)

Provision for Income Taxes (Benefit)
Expense                                          (4)            3
                                         -----------  ------------
     Net income (loss)                   $       189   $      (99)
                                         ===========  ============

The accompanying notes are an integral part of these financial statements.

                                   PREDICT AG
                            STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                 SIX MONTHS ENDED JUNE 30,
                                                ---------------------------
                                                    2001          2000
                                                 (UNAUDITED)   (UNAUDITED)
                                                ------------  -------------
Cash Flows from Operating Activities:
  Net income (loss)                              $       189   $       (99)

  Adjustments to reconcile net income (loss)
  to net cash used by operating activities-
    Depreciation and amortization                         23            23
    Currency translation adjustment                      (31)           (6)
    Changes in current assets and liabilities
      Accounts and other receivables                    (134)          222
      Accounts payable                                    12            23
      Accrued expenses and other current
      liabilities                                       (262)           36
      Deferred revenue                                     4          (209)
                                                ------------  -------------
        Net cash used in continuing operating
        activities                                      (199)          (10)
                                                ------------  -------------
Cash Flows from Investing Activities:
    Purchases of property and equipment                  (42)          (30)
                                                ------------  -------------
        Net cash used in investing
        activities                                       (42)          (30)
                                                ------------  -------------
Net Decrease in Cash and Cash Equivalents               (241)          (40)

Cash and Cash Equivalents, beginning of
period                                                   484           527
                                                ------------  -------------
Cash and Cash Equivalents, end of period        $       243   $        487
                                                ============  =============

The accompanying notes are an integral part of these financial statements.

     PREDICT AG
     NOTES TO CONDENSED FINANCIAL STATEMENTS
     SIX MONTH PERIOD ENDED JUNE 30, 2001 AND 2000 (UNAUDITED)

(1)  BASIS OF PRESENTATION

     The accompanying unaudited condensed financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information and with the instructions to Form 8-K and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The accompanying consolidated condensed financial statements reflect all adjustments (consisting solely of normal, recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of results for the interim periods presented. The results of operations for the six-month period ended June 30, 2001 are not necessarily indicative of the results to be expected for the full fiscal year.

     The functional currency of Predict is the Swiss Franc (CHF). The accompanying financial statements have been converted into U.S. Dollars using the month end rate for the Balance Sheet and the average rate for the Statement of Operations. There were no accounting differences resulting from the statements as presented in U.S. generally accepted accounting principles versus the historical statements as presented under Swiss generally accepted accounting principles.

(2)  SUBSEQUENT EVENT

     On September 25, 2001, Insightful Corporation completed the acquisition of Predict AG (Predict). The transaction was accounted for using the purchase method of accounting, and, accordingly, the results of Predict's operations have been included in the consolidated financial statements of Insightful since that date. Predict is a leading provider of business analytic solutions in Switzerland.

     The aggregate consideration given of approximately $2.2 million consisted of approximately $1.5 million cash, common stock valued at approximately $692,000 and direct transaction costs of $60,000. The value of the 300,000 common shares issued was determined based on the average market price of the Company's common shares over a three-day period before and after the date of acquisition. Insightful accounted for the transaction using the purchase method of accounting.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed consolidated financial statements give effect to the Predict AG acquisition. The Predict AG acquisition was accounted for under the purchase method of accounting in accordance with FASB Statement 141. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of Predict AG have been combined with the recorded values of the assets and liabilities of Insightful Corporation in the unaudited pro forma combined condensed consolidated financial statements.

The unaudited pro forma combined condensed consolidated balance sheet has been prepared to reflect the Predict AG Acquisition as if it occurred on June 30, 2001. The unaudited pro forma combined condensed consolidated statements of operations reflect the results of operations of Insightful Corporation and Predict AG for the year ended December 31, 2000 and the six months ended June 30, 2001 as if the Predict AG acquisition occurred on January 1, 2000.

We have allocated the estimated purchase costs of the acquisition on a preliminary basis based on Insightful Corporation management's estimate of the fair value of identifiable assets and liabilities, with costs in excess of net assets being allocated to goodwill. The allocation is subject to changes when Insightful Corporation makes a final determination of purchase costs and fair values of assets of Predict AG. The effects of any changes could be material.

The unaudited pro forma combined condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Insightful Corporation and Predict AG been a combined company during the specified periods.

The unaudited pro forma combined condensed financial statements and related notes should be read in conjunction with the historical financial statements of Insightful Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2000 and Quarterly Reports on Form 10-Q (unaudited) for the quarters ended June 30, 2001 and March 31, 2001, as well as the historical financial statements of Predict AG and related notes included in this report.

The unaudited pro forma financial information has been prepared based on the assumptions described in the related notes and includes assumptions relating to the allocation of the consideration paid for the assets of Predict AG based on the estimates of their fair value. In the opinion of Insightful Corporation, all adjustments necessary to present fairly such unaudited pro forma financial information have been made, based on the terms and structure of the acquisition.

                         PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                                           AS OF JUNE 30, 2001
                                  (IN THOUSANDS EXCEPT PER SHARE DATA)
                                               (UNAUDITED)

                                                   INSIGHTFUL                   PRO FORMA
                                                  CORPORATION    PREDICT AG    ADJUSTMENTS      PRO FORMA
Current Assets:
  Cash and cash equivalents                      $      9,529   $       243   $     (1,466)a   $    8,306
  Accounts and other receivables                        4,261           316                         4,577
  Inventories                                              12             -                            12
  Prepaid expenses                                        496             -                           496
                                                 -------------  ------------  --------------    ----------
      Total current assets                             14,298           559         (1,466)        13,391
                                                 -------------  ------------  --------------    ----------

Property and Equipment, net                             1,333            99             30 c        1,462

Intangibles, net                                          113             -          1,278 c        1,391

Other Assets                                              365             1                           366
                                                 -------------  ------------  --------------    ----------
                                                 $     16,109   $       659   $       (158)     $  16,610
                                                 =============  ============  ==============    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Current portion capital lease obligations      $        106   $         -   $          -      $     106
  Accounts payable                                      1,817            71                         1,888
  Accrued expenses and other current
  liabilities                                           4,058           125             60 a        4,243
  Deferred revenue                                      2,661            11                         2,672
                                                 -------------  ------------  --------------    ----------
      Total current liabilities                         8,642           207             60          8,909
                                                 -------------  ------------  --------------    ----------

Capital lease obligations, less current
portion                                                    11             -                            11

Stockholders' Equity:
  Preferred stock, common stock and
  additional paid-in capital                           32,696           188            504 a,b     33,388
  Subscription receivable                                (550)            -                          (550)
  Deferred stock-based compensation                         -             -           (427)  c       (427)
  Accumulated deficit                                 (24,861)          295           (295)  b    (24,861)
  Cumulative translation adjustment                       171           (31)                        140
                                                 -------------  ------------  --------------    ----------
      Total stockholders' equity                        7,456           452           (218)         7,690
                                                 -------------  ------------  --------------    ----------
                                                 $     16,109   $       659   $       (158)     $  16,610
                                                 =============  ============  ==============    ==========

The accompanying notes are an integral part of these financial statements.

                PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  YEAR ENDED DECEMBER 31, 2000
                              (IN THOUSANDS EXCEPT PER SHARE DATA)
                                           (UNAUDITED)

                                             INSIGHTFUL                  PRO FORMA
                                            CORPORATION   PREDICT AG    ADJUSTMENTS   PRO FORMA
                                            ------------  ------------  ------------  ----------
Revenues:
  Software licenses                         $     11,699  $         -  $          -   $   11,699
  Professional services                            3,547        2,215                      5,762
                                            ------------  ------------  ------------  ----------

      Total revenues                              15,246        2,215                     17,461

Cost of Revenues:
  Software licenses                                2,275            -                      2,275
  Professional services                            2,232          977                      3,209
                                            ------------  ------------  ------------  ----------
      Total cost of revenues                       4,507          977                      5,484
                                            ------------  ------------  ------------  ----------
       Gross profit                               10,739        1,238                     11,977
                                            ------------  ------------  ------------  ----------
Operating Expenses:
  Sales and marketing                              4,861          673                      5,534
  Research and development, net                    2,310            -                      2,310
  General and administrative                       2,402          509                      2,911
  Merger and acquisition related costs                 -            -           462  d       462
                                            ------------  ------------  ------------  ----------
      Total operating expenses                     9,573        1,182           462       11,217

      Income from continuing
      operations                                   1,166           56          (462)         760

Interest and Other Income                            238            -                        238

Interest Expense                                      30            8                         38
                                            ------------  ------------  ------------  ----------

      Income before provision for
      income taxes                                 1,374           48          (462)         960

Provision for Income Taxes                            67           17                         84
                                            ------------  ------------  ------------  ----------

      Income from continuing
      operations                            $      1,307  $        31  $       (462)  $      876
                                            ============  ===========  =============  ==========
Basic Net Income Per Share - Continuing
Operations                                  $       0.12                              $     0.08
                                            ============                              ==========
Diluted Net Income Per Share - Continuing
Operations                                  $       0.12                              $     0.08
                                            ============                              ==========

Weighted Average Number of Common Shares
Outstanding                                       10,458                         115      10,573
                                            ============                              ==========

Weighted Average Common Shares Outstanding
Assuming Dilution                                 11,028                         115      11,143
                                            ============                              ==========

The accompanying notes are an integral part of these financial statements.

                 PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  SIX MONTHS ENDED JUNE 30, 2001
                               (IN THOUSANDS EXCEPT PER SHARE DATA)
                                            (UNAUDITED)

                                              INSIGHTFUL                   PRO FORMA
                                             CORPORATION    PREDICT AG    ADJUSTMENTS   PRO FORMA
                                             ------------  ------------  -------------  ----------
Revenues:
  Software licenses                          $      6,333  $         -   $          -   $    6,333
  Professional services                             2,421        1,309                       3,730
                                             ------------  ------------  -------------  ----------

      Total revenues                                8,754        1,309                      10,063

Cost of Revenues:
  Software licenses                                   926            -                         926
  Professional services                             1,876          577                       2,453
                                             ------------  ------------  -------------  ----------
      Total cost of revenues                        2,802          577                       3,379
                                             ------------  ------------  -------------  ----------

      Gross profit                                  5,952          732                       6,684
                                             ------------  ------------  -------------  ----------

Operating Expenses:
  Sales and marketing                               2,695          317                       3,012
  Research and development, net                     1,174            -                       1,174
  General and administrative                        1,639          239                       1,878
  Merger and acquisition related costs                  -            -            161  d       161
                                             ------------  ------------  -------------  ----------

      Total operating expenses                      5,508          556            161        6,225

      Income from continuing operations               444          176           (161)         459

Interest and Other Income                             194           13                         207

Interest Expense                                       12            4                          16
                                             ------------  ------------  -------------  ----------

      Income before provision for income
      taxes                                           626          185           (161)         650

Provision for Income Tax Expense (Benefit)             29           (4)                         25
                                             ------------  ------------  -------------  ----------

      Income from continuing operations      $        597  $       189   $       (161)  $      625
                                             ============  ============  =============  ==========

Basic Net Income Per Share - Continuing
Operations                                   $       0.06                               $     0.06
                                             ============                               ==========
Diluted Net Income Per Share - Continuing
Operations                                   $       0.05                               $     0.06
                                             ============                               ==========

Weighted Average Number of Common Shares
Outstanding                                        10,731                         177       10,908
                                             ============                               ==========
Weighted Average Common Shares Outstanding
Assuming Dilution                                  10,904                         177       11,081
                                             ============                               ==========

The accompanying notes are an integral part of these financial statements.

BASIS OF PRESENTATION

The unaudited pro forma combined condensed financial statements reflect total consideration paid for Predict AG of approximately $2.2 million, comprised of a cash payment of approximately $1.5 million, direct acquisition costs of $60,000 and 300,000 shares of Insightful Corporation common stock valued at approximately $692,000, including 185,010 shares that are subject to restriction. Deferred stock-based compensation associated with the restricted common shares issued was approximately $427,000.

The following table summarized the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition. The Company is in the process of obtaining third-party valuations of certain intangible assets; thus, the allocation of the purchase price between the assets and liabilities acquired and goodwill is subject to refinement.

     Current assets                                       $   484
     Property, plant, and equipment                           159
     Identifiable intangible assets                           404
     Goodwill                                               1,024
                                                          -------
       Total assets acquired                                2,071
                                                          -------
     Current liabilities                                    (280)
                                                          -------
       Total liabilities assumed                            (280)
                                                          -------
            Purchase Price                                  1,791
                                                          -------

     Deferred stock-based compensation                        427
                                                          -------
       Total consideration, including deferred stock-
         based compensation                                $2,218
                                                          =======

Identifiable intangible assets are being amortized over periods ranging from two to three years.

The Predict AG acquisition was accounted for under the purchase method of accounting in accordance with FASB Statement 141. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets and liabilities of Predict AG have been combined with the recorded values of the assets and liabilities of Insightful Corporation in the unaudited pro forma combined condensed consolidated financial statements.

PRO FORMA ADJUSTMENTS

a. To reflect the issuance of 300,000 shares of Insightful Corporation common stock valued at approximately $692,000 and a $1.5 million cash payment in connection with the Predict AG acquisition for an aggregate purchase price of approximately $2.2 million, including approximately $60,000 of transaction costs.

b. To eliminate the historical equity of Predict AG.

c. To allocate the purchase price to the fair value of assets and liabilities acquired in connection with the Predict AG acquisition. An independent valuation and final allocation of the purchase price is currently in progress and will be completed by year-end. However, management has estimated the fair values of the tangible assets, intangible assets and technology for purposes of allocating the purchase price and providing the required pro forma disclosures. The book value of tangible assets and liabilities acquired are assumed to approximate fair value. For purposes of the pro forma financial statements, the transaction was recorded under the guidance of FAS 141. This also allocates deferred stock-based compensation, which should not be included in the purchase price.


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d. Pro forma adjustments have been made to the historical statements of operations to reflect the amortization of identifiable intangible assets acquired as well as the deferred stock-based compensation. Approximately $427,000 of deferred stock-based compensation was recorded as the result of the issuance of restricted shares pursuant to the employment agreements between Insightful and three key employees of Predict, and will be amortized over a three year vesting period using a graded vesting approach. As the transaction was accounting for under the guidance of FAS 141 and 142, no goodwill amortization has been recognized. Had the transaction been accounted for under the guidance of APB 16, goodwill amortization of $82,000 and 41,000 would have been recognized in the statement of operations for the periods ended December 31, 2000 and June 30, 2001, respectively.

PRO FORMA NET LOSS PER SHARE

Basic pro forma net loss per share is computed using the weighted average number of Insightful Corporation common shares outstanding during the period plus shares of Insightful Corporation Common Stock issued in connection with the Predict AG acquisition. Only those shares (approximately 115,000) that are unrestricted or for which the restrictions have expired are included in the calculation. Diluted pro forma net loss per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares are excluded from the computation if their effect is antidilutive.

CONFORMING AND RECLASSIFICATION ADJUSTMENTS

There were no material adjustments required to conform the accounting policies of Insightful corporation and Predict AG. Certain amounts have been reclassified to conform to Insightful Corporation's financial statement presentation. There have been no significant intercompany transactions.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             INSIGHTFUL CORPORATION



December 7, 2001             By:  /s/  Sarwat H. Ramadan
                                -----------------------------------------
                                Sarwat H. Ramadan
                                Vice President, Finance & Administration,
                                Chief Financial Officer, Treasurer and Secretary



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                                  EXHIBIT INDEX
                                  -------------

Exhibit No.    Exhibit

2.1 Share Purchase Agreement dated as of September 12, 2001, by and among Insightful Corporation and the shareholders of Predict AG (including Addendum No. 1 and Addendum No. 2) (previously filed as Exhibit 2.1 to Insightful's Current Report on Form 8-K and incorporated by reference herein).

10.1 Pledge Agreement dated as of September 12, 2001, by and between Insightful Corporation and Patrick Schunemann (previously filed as Exhibit 10.1 to Insightful's Current Report on Form 8-K and incorporated by reference herein).

23.1           Consent of Inter Regio Treuhand AG, Independent Auditors




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